Exhibit 99.1

RADIANT LOGISTICS TO ACQUIRE CANADA-BASED WHEELS GROUP INC.

•	Wheels provides intermodal and truck brokerage operations in the United States and Canada;
•	Cash and stock transaction valued at CAD$95 million expected to be accretive to earnings, as adjusted for amortization of acquired intangibles;
•	Geographic and service offering expansion expected to enhance customer relationships and facilitate cross-selling opportunities across the combined Radiant-Wheels Network;
•	Transaction expected to increase Radiant’s preliminary estimate for FYE June 30, 2016 revenue to USD $750 million;
•	Conference call scheduled for Thursday, January 22, 2015 at 4:00pm eastern

BELLEVUE, WA January 20, 2015 – Radiant Logistics, Inc.(“Radiant”) (NYSE MKT: RLGT) today announced that it has agreed to acquire Wheels Group, Inc. (“Wheels”) (TSXV: WGI), one of the largest non-asset based third party logistics providers based in Canada. Pursuant to an Arrangement Agreement and court administered Plan of Arrangement governed by Canadian law, Radiant, through its newly formed wholly-owned subsidiary Radiant Global Logistics ULC, has agreed to acquire all of the outstanding common shares of Wheels (the “Arrangement”). The combined company will continue to trade on the NYSE MKT under the symbol “RLGT.”

Under the Arrangement, Radiant has agreed to purchase Wheels for CAD $0.77 per common share, payable either in cash or by delivery of Radiant shares valued at USD $4.25 per share, for a total equity value of approximately CAD $69 million. With historic Wheels debt expected to be refinanced, the transaction is expected to have an estimated total enterprise value of CAD $95 million.

The transaction is expected to close early in the second calendar quarter of 2015, subject to regulatory clearance, court approval of the Arrangement, Wheels shareholder approval and other customary conditions. Wheels’ board of directors unanimously approved the transaction.

Wheels, founded in 1988, provides intermodal and truck brokerage services throughout the United States and Canada along with third party logistics solutions and value added warehouse and distribution service offerings in support of U.S. shippers looking to access the Canadian markets. Wheels’ Canadian operations are headquartered Toronto, Ontario, while its U.S. operations are headquartered in Chicago, Illinois. For the trailing 12 months ended September 30, 2014, Wheels generated total revenue of CAD $368 million, consisting of CAD $185 million in revenues attributed to its U.S. operations and CAD $187 million in revenues attributed to its Canadian operations, including CAD $4.0 million of intercompany transactions that will eliminate in consolidation.

Highlights of the proposed transaction

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For the purposes of determining the consideration payable to holders of common shares of Wheels, each Radiant Share will be valued at USD $4.25 and each common share of Wheels will entitle the holder thereof to elect to receive either CAD $0.77 in cash or 0.151384 of a Radiant Share. If the holders of common shares of Wheels elect to receive, in aggregate, greater than 6,900,000 Radiant shares, the number of Radiant shares will be prorated among the Wheels shareholders electing to receive Radiant Shares and the balance of the consideration will be paid in cash.

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The consideration payable under the Arrangement represents a 27.6% premium to the 20-day volume weighted average price of the common shares of Wheels on the TSX Venture Exchange (“TSXV”) as of January 19, 2015 and a 35.1% premium to the closing price of Wheels’ common shares on the TSXV, immediately prior to the announcement of the transaction.

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In connection with financing the Arrangement, Radiant has obtained commitments from Bank of America for a new USD $65.0 million senior secured revolving cross-border credit facility (replacing Radiant’s existing USD $30.0 million facility); a new CAD $29.0 million senior secured Canadian term loan from Integrated Private Debt Fund IV LP; and a USD $25.0 million subordinated secured term loan from Alcentra Capital Corporation and Triangle Capital Corporation. The financing is intended to fund the Wheels transaction and to provide capital for general corporate purposes, including potential future acquisitions.

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Radiant has also secured voting support and lock-up agreements from certain officers, directors and shareholders of Wheels (collectively, the “Support Group”) who collectively own 69,620,288 common shares, representing approximately 77.7% of the outstanding common shares of Wheels. Pursuant to these agreements, subject to certain fiduciary considerations, the members of the Support Group have agreed to vote their Wheels common shares in favor of the Arrangement and elected to receive approximately 4.5 million shares of Radiant common stock representing approximately CAD $23.0 million of the CAD $69.0 million equity value of Wheels.

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The Arrangement contains customary deal protection provisions, including non-solicitation, superior proposal and right-to-match provisions in favor of Radiant and the payment to Radiant of a termination fee of USD $3.6 million together with an additional amount on account of Radiant’s costs and expenses in connection with pursuing the Arrangement (up to a maximum of USD $1.0 million) if the acquisition is not completed in certain specified circumstances. In certain circumstances where the Arrangement is not completed, as described in the Arrangement Agreement, Radiant has agreed to pay Wheels’ costs and expenses up to a maximum of USD $1.0 million.

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The board of directors of Wheels, on the recommendation of the independent special committee, has approved the Arrangement and recommended that the Wheels shareholders vote in favor of the Arrangement at a meeting of the Wheels shareholders to be called, subject to certain standard and customary fiduciary considerations.

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The value of the transaction represents an aggregate consideration of approximately 8.3 times projected EBITDA for Wheels for the fiscal year ending June 30, 2016 of CAD $11.5 million which includes approximately CAD $3.0 million in cost synergies related to contractual reduction in Founders’ compensation, redundant public company costs and facilities consolidation underway in Toronto. A reconciliation of adjusted EBITDA to the most directly comparable GAAP measure appears at the end of this release.

•	Bohn Crain, Chairman and Chief Executive Officer of Radiant, will retain these positions and lead the combined company.
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Tim Boyce, President of Wheels’ U.S operations will continue as the chief operating officer of the combined organization’s North American brokerage operations and Peter Jamieson, President, Wheels Canada will continue as Senior Vice President and Country Manager for Canada.

Bohn Crain, Founder and CEO of Radiant, commented: “We are very excited to partner with the Wheels organization, which represents a service line and geographic expansion for both companies. We have been looking for a truck brokerage and intermodal platform to complement our forwarding operations for some time and we expect this transaction to be accretive to our earnings (as adjusted for amortization of acquired intangibles) within the near term and accelerate our growth. For our fiscal year ending June 30, 2016, our preliminary estimates for the revenues of the combined group are projected at USD $750 million.”

Crain continued, “ Historically, our organization has focused on bringing new value to the agent based forwarding community by: (1) leveraging our status as a public company to provide our partners with an opportunity to share in the value they help to create; (2) providing a robust platform in terms of buy rates, technology and a differentiated service offering to support our end customers; and (3) offering a unique opportunity in terms of succession planning and liquidity for our station owners. We believe the acquisition further enhances the value proposition we offer our existing operating partners who will now have the opportunity to access a broad range of rail and truck brokerage capabilities while further differentiating us in the marketplace as we seek to attract additional operators to our platform.

“Wheels and Radiant share a common vision and provide complimentary services which will be leveraged to expand operational capabilities and geographic reach,” said Doug Tozer, Chief Executive Officer of Wheels. “We look forward to working with Radiant to introduce intermodal and truck brokerage capabilities to customers in their network, as well as support them with opportunities here in Canada while leveraging Radiant’s domestic and international freight forwarding capabilities across our own customer base.”

Non-GAAP Financial Measures

This press release contains a financial measure, EBITDA, which is considered a “non-GAAP” financial measure under applicable Securities & Exchange Commission rules and regulations. This non-GAAP financial measure should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. Our definition of this non-GAAP measure may differ from similarly titled measures used by others. The non-GAAP financial measure used in this press release adjusts for specified items that can be highly variable or difficult to predict. We view this non-GAAP financial measure as a means to facilitate management’s financial and operational decision-making, including evaluation of our historical operating results and comparison to competitors’ operating results. This non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting our business

A reconciliation of EBITDA amounts to the most directly comparable GAAP measure attributed to Wheels for the fiscal year ending June 30, 2016 is shown below:

(Amounts in 000’s)

Fiscal year ending June 30, 2016
Net income	$1,250
Interest expense	2,227
Income tax expense	834
Depreciation and amortization	7,741
EBITDA	$11,500

Advisors

Cormark Securities Inc. has rendered a fairness opinion in connection with the Arrangement to the board of directors of Wheels. Bennett Jones LLP and Katten Muchin Rosenman LLP are acting as legal counsel to Wheels. Fox Rothschild LLP and Norton Rose LLP are acting as legal counsel to Radiant.

Conference Call

Radiant Logistics will hold a conference call on Thursday, January 22, 2015 at 4:00 PM Eastern Time. Participants can call toll-free (from U.S./Canada) US (877) 407-8031; international callers dial (201) 689-8031. A live webcast of the conference may be accessed via Radiant’s web site at www.radiantdelivers.com or through www.InvestorCalendar.com. To access the replay by phone until February 5, 2015, call toll-free (from U.S./Canada) US (877) 660-6853; international callers dial (201) 612-7415 Use participant passcode 13599610.

About Wheels Group, Inc. (TSXV: WGI)

Wheels Group (www.wheelsgroup.com) is a leading North American third-party logistics (“3PL”), supply chain logistics provider. As a non-asset provider, Wheels develops advanced supply chain solutions delivered through its qualified partner network of over 6,000 truck, rail, air and ocean carriers. Wheels serves consumer goods, food and beverage, manufacturing and retail clients through 18 offices throughout the United States and Canada. Wheels has been named one of Canada’s Best Managed Companies since 1997, Platinum since 2003. Wheels has been named one of North America’s Top 100 Third-Party Logistics (“3PL”) Companies and one of the Top 100 Food 3PL’s.

About Radiant Logistics, Inc. (NYSE MKT: RLGT)

Radiant Logistics (www.radiantdelivers.com) is a non-asset based transportation and logistics company providing domestic and international freight forwarding services and an expanding array of value-added solutions, including customs and property brokerage, order fulfillment, inventory management and warehousing. Radiant operates through a network of company-owned and independent agent offices across North America under the Radiant, Airgroup, Adcom, DBA and On Time network brands servicing a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations. Forward-looking statements include statements that are not historical facts and are generally, but not always, identified by the use of words such as “anticipate”, “continue”, “estimate”, “expect”, “expected”, “intend”, “may”, “will”, “project”, “plan”, “should”, “believe” and similar expressions (including negative variations), These forward-looking statements involve risks and uncertainties that include, among others, risks discussed in our filings with the SEC and the following additional uncertainties and assumptions that relate to: our ability to close the acquisition of Wheels, which involves a number of factors including our ability to secure the requisite court approval contemplated by the Plan of Arrangement, Wheels shareholder approval, the anticipated financing as contemplated by the commitment letters, and the satisfaction of other conditions to consummation of the transaction. Once and if we are successful in completing the acquisition of Wheels, we will be subject to uncertainties, and the forward-looking statements expressed herein involve certain assumptions and other factors, relating to, among others, the expected impact of the acquisition on our results of operations; fluctuations in the value of the Canadian dollar relative to the U.S. dollar, particularly as we begin to generate additional revenue in Canada; our significantly increased levels of indebtedness as a result of the proposed transaction, which could limit our operating flexibility and opportunities; our ability satisfy our obligations and meet required financial and other covenants necessary to maintain and draw funds from our credit facilities; our ability to realize anticipated synergies and cost savings from the Wheels acquisition, which contemplates, among other things, additional revenue opportunities, the elimination of costs associated with redundant operations, and the consolidation of facilities; our ability to maintain positive relationships with Wheels’ third-party transportation providers, suppliers and customers; our ability to retain and attract qualified personnel to operate the Wheels business; Wheels’ ability following the acquisition to maintain and grow its revenues and operating margins in a manner consistent with its most recent operating results and trends; and unexpected costs, liabilities, charges or expenses resulting from any transaction. More information about factors that potentially could affect Radiant Logistics, Inc. financial results is included Radiant Logistics, Inc.’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings. Radiant disclaims any intention or obligation to update any forward-looking statement even if new information becomes available, as a result of future events or for any other reason. The forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement.

None of the shares to be issued by Radiant pursuant to the Arrangement Agreement have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and any securities issued in the Arrangement are anticipated to be issued in reliance upon the exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

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Investor Contact: Stonegate, Inc. Casey Stegman 972-850-2001 casey@stonegateinc.com	Media Contact: Radiant Logistics, Inc. Ryan McBride (425) 943-4533 rmcbride@radiantdelivers.com